99-B.4.36
                            Variable Annuity Contract

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                       Aetna Life Insurance and Annuity Company
                       Home Office: 151 Farmington Avenue
                       Hartford, Connecticut 06156
                       (800) 525-4225

                       You may call the toll-free number shown above to get answers to your questions or help to resolve a complaint.

                       Aetna Life Insurance and Annuity Company, herein called Aetna, agrees to pay the benefits stated in this Contract.

Specifications
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Plan
  Higher Education
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Type of Plan
  Retirement Plan for Higher Education
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Contract Holder
  Specimen
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Contract No.
  Specimen
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Effective Date
  Specimen
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This Contract is Delivered in Anystate       and is Subject to the Laws of
                                             that Jurisdiction

THE VARIABLE FEATURES OF THE GROUP CONTRACT ARE DESCRIBED IN PARTS III AND V.

Right to Cancel
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The Contract Holder may cancel this Contract within 10 days of receiving it by returning this Contract along with a written notice to Aetna at the above address or to the agent from whom it was purchased. Within 7 days after it receives the notice of cancellation and this Contract at its Home Office, Aetna will return the entire consideration paid plus any increase or minus any decrease in the current value of any funds allocated to the Separate Account.

Signed at the Home Office on the Effective Date.

             /s/ Dan Kearney                 /s/ Susan E. Schechter
                 President                       Secretary

                       Group Combination Annuity Contract
                                Nonparticipating

ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP ANNUITY CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THIS CONTRACT CONTAINS A MARKET


G-CDA-96(ORP)
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VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN
EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.


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Specifications

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Guaranteed               There is a guaranteed interest rate for Contribution(s)
Interest Rate            held in the Fixed Plus Account and the GA Account. (See
                         Contract Schedule I.)

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Deductions from          There will be deductions for mortality and expense
the Separate             risks. There also may be deductions for administrative
Account                  charges and asset based sales charges. (See 3.05 and
                         5.06.)

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Deduction from           Contribution(s) are subject to a deduction for premium
Contribution(s)          taxes, if any. (See 3.01.)

This Contract is a legal contract. This Contract and any attached document and subsequent endorsements constitutes the entire legal relationship between Aetna and the Contract Holder.

This Contract sets forth, in detail, all of the rights and obligations of both you and Aetna. IT IS, THEREFORE, IMPORTANT THAT YOU READ THIS CONTRACT CAREFULLY.


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                               Contract Schedule I
                               Accumulation Period

Separate Account
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Separate Account:           Variable Annuity Account C

Charges to Separate         A daily charge is deducted from any portion of the
Account:                    Current Value allocated to the Separate Account. The
                            daily charge is at an annual effective rate of [1.25%] for Annuity mortality and expense risks, [0.15%] for asset based sales charge and a daily administrative charge which will not exceed
                            [0.25%] on an annual basis.

                            The daily charge for the Aetna GET Fund Guarantee will be at an annual rate of [0.25%].

Fixed Plus Account                             [Is Available]
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Minimum Guaranteed          [3%] (effective annual rate of return).
Interest Rate:

Partial Withdrawal:         The [20%] limit applicable to partial withdrawal
                            from the Fixed Plus Account will be waived when the withdrawal is:

                            (a) due to the Participant's death, (and made within [six (6)] months of the Participant's date of death), before Annuity payments begin. This partial withdrawal may only be exercised once; or

                            (b)   used to purchase Annuity benefits.

Guaranteed Accumulation Account (GA Account)   [Is Available]
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Minimum Guaranteed          [3%] (effective annual rate of return).
Interest Rate:


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                               Contract Schedule I
                          Accumulation Period (Cont'd)

Separate Account, Fixed Plus Account and GA Account
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Loans:                      [Are Available]

Loan Interest Rate:         (a)   Plans subject to Title I of the Employee
                                  Retirement Income Security Act of 1974
                                  (ERISA): A Loan Interest Rate is set on the first business day of each month. For each loan, the initial Loan Interest Rate is equal to the Monthly Average Corporates for the calendar month beginning two months before the calendar month in which the Loan Effective
                                  Date occurs. The initial Loan Interest Rate is effective for a period of not less than three months and not more than one year. The period is specified in the loan agreement. For each period, the Loan Interest Rate is adjusted if the new rate is at least [0.5%] higher or lower than the previous rate. The Participant will receive reasonable notification of any change to the Loan Interest Rate.

                            (b) Plans not subject to ERISA: [6%] on an annual basis.

Systematic Withdrawal       [Is Available]
Option (SWO):
                            The Specified Payment may not be greater than [20%] of the Individual Account's Current Value at the time of election.

                            The Specified Period may not be less than [five years].

                            The Specified Percentage may not be greater than [20%].

Estate Conservation Option  [Is Available]
(ECO):

Life Expectancy Option      [Is Available]
(LEO):

See Section 1. - DEFINITIONS for explanations.


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                              Contract Schedule II
                                 Annuity Period

Separate Account
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Fund Transfers:          Maximum number of allowable transfers in the Annuity
                         Period is [4].

Charges to Separate      A daily charge at an annual effective rate of [1.25%]
Account:                 for Annuity mortality and expense risks. The
                         administrative charge is established upon election of an Annuity option. This charge will not exceed [0.25%].

Variable Annuity         If a Variable Annuity is chosen, an assumed annual net
Assumed Annual Net       return rate of [5.0%] may be elected. If [5.0%] is not
Return Rate:             elected, Aetna will use an assumed annual net return
                         rate of [3.5%].

                         The assumed annual net return rate factor for [3.5%] per year is [0.9999058].

                         The assumed annual net return rate factor for [5.0%] per year is [0.9998663].

                         If the portion of a Variable Annuity payment for any Fund is not to decrease, the Annuity return factor under the Separate Account for that Fund must be:

                         (a) [4.75%] on an annual basis plus an annual return of up to [0.25%] to offset the administrative charge set at the time Annuity payments commence if an assumed annual net return rate of [3.5%] is chosen; or

                         (b) [6.25%] on an annual basis plus an annual return of up to [0.25%] to offset the administrative charge set at the time Annuity payments commence, if an assumed annual net return rate of [5%] is chosen.

Annuity Option:          Under the option "Payments for a Stated Period of
                         Time":

                         For amounts invested in the GA Account or one or more of the Fund(s), the number of years must be at least [five (5)] and not more than [thirty (30)] and the Annuity may be a Fixed or Variable Annuity.

                         For amounts invested in the Fixed Plus Account, the number of years must be at least [five (5)] and not more than [thirty (30)] and the Annuity must be a Fixed Annuity.

Fixed Annuity
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Minimum Guaranteed       [3%] (effective annual rate of return).
Interest Rate:

See Section 1. - DEFINITIONS for explanations.


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                                TABLE OF CONTENTS

I. DEFINITIONS
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                                                                          Page

1.01   Accumulation Period...................................................6
1.02   Adjusted Current Value................................................6
1.03   Aetna GET Fund Offering Period........................................6
1.04   Aetna GET Fund Guaranteed Period......................................6
1.05   Aetna GET Fund Maturity Date..........................................6
1.06   Annuitant.............................................................6
1.07   Annuity...............................................................6
1.08   Beneficiary...........................................................7
1.09   Code..................................................................7
1.10   Contract Holder.......................................................7
1.11   Contribution..........................................................7
1.12   Current Value.........................................................7
1.13   Deposit Period........................................................7
1.14   Fixed Plus Account....................................................7
1.15   Fixed Plus Account Guaranteed Interest Rate...........................7
1.16   Fixed Annuity.........................................................7
1.17   Fund(s)...............................................................7
1.18   Fund Transfer(s)......................................................7
1.19   General Account.......................................................8
1.20   Guaranteed Accumulation Account (GA Account)..........................8
1.21   GA Account Guaranteed Interest Rate...................................8
1.22   Guaranteed Term.......................................................8
1.23   Individual Account....................................................8
1.24   Loan Account..........................................................9
1.25   Loan Effective Date...................................................9
1.26   Loan Interest Rate....................................................9
1.27   Market Value Adjustment (MVA).........................................9
1.28   Matured Term Value....................................................9
1.29   Matured Term Value Transfer...........................................9
1.30   Maturity Date.........................................................9
1.31   Monthly Average Corporates............................................9
1.32   Net Contribution......................................................9
1.33   Nonunitized Separate Account.........................................10
1.34   Participant..........................................................10
1.35   Plan.................................................................10


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                                                                          Page

1.36   Reinvestment.........................................................10
1.37   Separate Account.....................................................10
1.38   Valuation Date.......................................................10
1.39   Valuation Period.....................................................10
1.40   Variable Annuity.....................................................11

II.    GENERAL PROVISIONS
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2.01   Change of Contract...................................................11
2.02   Change of Fund.......................................................11
2.03   Nonparticipating Contract............................................11
2.04   Payments.............................................................11
2.05   State Laws...........................................................12
2.06   Control of Contract..................................................12
2.07   Designation of Beneficiary...........................................13
2.08   Misstatements and Adjustments........................................13
2.09   Incontestability.....................................................13
2.10   Grace Period.........................................................13
2.11   Individual Certificates..............................................13

III.   CONTRIBUTIONS, CURRENT VALUE, and WITHDRAWAL PROVISIONS
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3.01   Net Contribution(s)..................................................13
3.02   Experience Credits...................................................13
3.03   Fund Record Units....................................................14
3.04   Fund Record Unit Value...............................................14
3.05   Fund Net Return Factors..............................................14
3.06   Market Value Adjustment..............................................15
3.07   Fund Transfer(s).....................................................16
3.08   Aetna GET Fund Offering Period.......................................17
3.09   Aetna GET Fund Guarantee.............................................18
3.10   Aetna GET Fund Maturity Date.........................................18
3.11   Loans................................................................18
3.12   Notice to the Participant............................................20
3.13   Manner and Timing of Distributions...................................21
3.14   Withdrawal...........................................................21
3.15   Partial Withdrawal from the Fixed Plus Account.......................22
3.16   Payment of Fixed Plus Account Full Withdrawal........................22
3.17   Payment of Minimum Current Value.....................................23
3.18   Amount Payable at Death (Before Annuity Payments Start)..............23
3.19   Reinstatement........................................................25


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IV.   NON-ANNUITY DISTRIBUTION OPTIONS
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4.01   Distribution Options.................................................25
4.02   Estate Conservation Option...........................................26
4.03   Life Expectancy Option...............................................27
4.04   Systematic Withdrawal Option.........................................27

V. ANNUITY PROVISIONS
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5.01   General Provisions...................................................29
5.02   Annuity Options......................................................29
5.03   Payments.............................................................30
5.04   Investment Option....................................................31
5.05   Fund Annuity Units...................................................31
5.06   Fund Annuity Unit Value..............................................32
5.07   Fund Annuity Net Return Factor.......................................32
5.08   Fund Transfers During the Annuity Period.............................33
5.09   Death Benefit........................................................33


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I. DEFINITIONS
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1.01  Accumulation Period:  The period during which Net Contribution(s) are applied to an Individual Account.

1.02  Adjusted Current      The Current Value (See 1.12) of an Individual
      Value:                Account (See 1.23) plus or minus any applicable
                            aggregate GA Account Market Value Adjustment. (See
                            3.07).

1.03  Aetna GET Fund        The period, usually from one to three months,
      Offering Period:      during which Participants may transfer or deposit
      (Offering Period)     amounts to an Aetna GET Fund series. Each Aetna GET
                            Fund series has a specified Offering Period.
                            Amounts transferred or deposited prior to the date on which the Guaranteed Period begins are invested in money market instruments.

                            Aetna reserves the right to state the minimum amount a Participant may transfer or deposit to each Offering Period. Aetna also reserves the right to extend an Offering Period or accept Fund transfers or deposits to an Aetna GET Fund series during the series' Guaranteed Period.

1.04  Aetna GET Fund        For each Aetna GET Fund series, the period for
      Guaranteed Period:    which the Aetna Get Fund Guarantee applies. The
      (Guaranteed Period)   Guaranteed Period ends on the Maturity Date.

1.05  Aetna GET Fund        The date on which a series' Guaranteed Period ends
      Maturity Date:        and GET Fund Record Units for the series are
      (Maturity Date)       liquidated.

1.06  Annuitant:            If an Annuity provides lifetime benefits, the
                            person whose life expectancy determines the amount and/or duration of Annuity benefit payments.

1.07  Annuity:              Payment of an income under the Annuity Provisions
                            of Section V:

                            (a)    For the life of one or two persons;
                            (b)    For a stated period; or
                            (c)    For some combination of (a) and (b).

1.08  Beneficiaries:        The person(s) named to receive any benefits which
                            remain under the Contract after the Participant's death. Participant(s) designate a Beneficiary for their Individual Account(s). (See 2.07)

1.09  Code:                 The Internal Revenue Code of 1986, as amended.

1.10  Contract Holder:      The entity, named on the cover of this Contract, to
                            which the Contract is issued.


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1.11  Contribution:         A payment received at Aetna's Home Office and
                            allocated to this Contract.

1.12  Current Value:        For an Individual Account (See 1.23), the Current
                            Value is the total of:

                            (a)    The amount, if any, in the Fixed Plus
                                   Account, with interest earned to date;
                            (b) The amount, if any, in the GA Account, with interest earned to date; and
                            (c) The value of all Fund record units (See 3.03), if any, as of the most recent Valuation Period.

1.13  Deposit Period:       A calendar month, a calendar quarter, or any other
                            period of time specified by Aetna during which Net
                            Contribution(s), Fund Transfers and Reinvestments are accepted into the GA Account for one or more
                            Guaranteed Terms.

1.14  Fixed Plus Account:   If offered as an investment option under the
                            Contract (see Contract Schedule I) the Fixed Plus
                            Account is an accumulation option with a guaranteed minimum interest rate. Aetna may credit a higher rate which is not guaranteed. The portion that may be withdrawn or transferred in a 12 month period is restricted (See 3.07, 3.15 and 3.16).

1.15  Fixed Plus Account    If the Fixed Plus Account is an investment option
      Guaranteed Interest   under the Plan (see Contract Schedule I) then Aetna
      Rate:                 will add interest at an annual rate no less than
                            that shown on Contract Schedule I on any Net
                            Contribution(s) to the Fixed Plus Account. Aetna may add interest at a higher rate determined by its Board of Directors.

1.16  Fixed Annuity:        An Annuity with payments that do not vary in amount.

1.17  Fund(s):              The open-end registered management investment
                            companies whose shares are purchased by the Separate
                            Account to fund the benefits provided by the Contract. Each Aetna GET Fund series is a separate
                            Fund.

1.18  Fund Transfers:       The movement of invested amounts among the available
                            Fund(s); the Fixed Plus Account (if available) and the GA Account (if available).

1.19  General Account:      The account holding the assets of Aetna, other than
                            those assets held in Aetna's Separate Account(s) and Nonunitized Separate Account(s).

1.20  Guaranteed            If offered as an investment option under the
      Accumulation Account  Contract (see Contract Schedule I) the Guaranteed
      (GA Account):         Accumulation Account (GA Account) is an accumulation
                            option where Aetna guarantees stipulated rate(s) of interest for a specified period of time. All assets of Aetna, including amounts in the Nonunitized
                            Separate Account, are available to meet the guarantees for the GA Account.


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1.21  GA Account            If the GA Account is an investment option under the
      Guaranteed Interest   Contract (see Contract Schedule I) then Aetna will
      Rate:                 declare the interest rate(s) applicable to a
                            specific Guaranteed Term at the start of the Deposit
                            Period for that Guaranteed Term. The rate(s) are guaranteed by Aetna for that Deposit Period and the ensuing Guaranteed Term. The Guaranteed Interest
                            Rates are annual effective yields. That is, interest is credited at a rate that will produce the Guaranteed Interest Rate over the period of a year.
                            No Guaranteed Interest Rate will ever be less than the Minimum Guaranteed Interest Rate shown on
                            Contract Schedule I.

                            For Guaranteed Terms of one year or less, one Guaranteed Interest Rate is credited for the full Guaranteed Term. For longer Guaranteed Terms, an initial Guaranteed Interest Rate is credited from the date of deposit to the end of a specified period within the Guaranteed Term. There may be different Guaranteed Interest Rate(s) declared for subsequent specified time intervals throughout the Guaranteed Term.

1.22  Guaranteed Term:      The period of time for which GA Account Guaranteed
                            Interest Rates are guaranteed on Net Contributions,
                            Fund Transfers and Reinvestments made into a current
                            Deposit Period for the GA Account. Such period begins on the day following the close of the Deposit
                            Period and ends on the designated Maturity Date.
                            Guaranteed Terms are offered at Aetna's discretion for various lengths of time ranging up to and including ten years and are classified as follows:

                            Short-term. Three (3) or fewer years. Amounts allocated to a short-term Term are held in the General Account.

                            Long-term. More than three (3) years, but not more than ten (10). Amounts allocated to a long-term Term are held in the Nonunitized Separate Account.

                            During a Deposit Period, Aetna may make available any number of Guaranteed Terms. The Participant may allocate Net Contributions and Fund Transfers into any or all of the available Guaranteed Terms.

1.23  Individual Account:   This Contract is issued to the Contract Holder.
                            However, Aetna will maintain Individual Accounts for each Participant to keep a record of Current Value
                            (See 1.12) and transactions. These may include:

                            (a) An Employer Account: This Individual Account will be credited with employer Net Contribution(s) and transferred amounts of 401(a) funds, attributable to employer contributions; and

                            (b) An Employee Account: This Individual Account will be credited with employee Net Contribution(s) specifically amounts subject to Code Section 414(H) and transferred amounts of 401(a) funds, attributable to 414(H) contributions and any after tax contributions.


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1.24  Loan Account:         For each loan taken by a Participant, the loan
                            amount transferred from the investment options is credited to the Loan Account.

1.25  Loan Effective Date:  The date on which Aetna receives a loan agreement in good order at its home office.

1.26  Loan Interest Rate:   The interest rate Aetna charges on a loan. (see
                            Contract Schedule I).

1.27  Market Value          An adjustment to the amount withdrawn or transferred
      Adjustment (MVA):     from an GA Account Guaranteed Term prior to the end
                            of that Guaranteed Term. The adjustment reflects the change in the value of the investment due to changes in interest rates since the date of deposit and is computed using the formula given in 3.06. The adjustment is expressed as a percentage of each dollar being withdrawn.

1.28  Matured Term Value:   The amount payable on a GA Account Guaranteed Term's
                            Maturity Date.

1.29  Matured Term Value    During the calendar month following a GA Account
      Transfer:             Maturity Date, the Participant may notify Aetna's
                            Home Office in writing to transfer or withdraw all or part of the Matured Term Value, plus interest at the new Guaranteed Rate accrued thereon, from the GA
                            Account without an MVA. This provision only applies to the first such written request received from the Participant during this period for any Matured Term
                            Value.

1.30  Maturity Date:        The last day of a GA Account Guaranteed Term.

1.31  Monthly Average       Moody's Corporate Bond Yield Average-Monthly Average
      Corporates:           Corporates published by Moody's Investors Service,
                            or its successor, or a substantially similar average as may be allowed by law or regulation.

1.32  Net Contribution:     A Contribution less any applicable premium taxes.

1.33  Nonunitized Separate  An account established by Aetna under Section
      Account: 38a-433 of the Connecticut General Statutes that holds assets for GA Account Terms (See 1.21) greater than three years. The Contract Holder or Participant does not participate in the investment gain or loss from the assets held in the Nonunitized Separate Account. Such gain or loss is borne entirely by Aetna. Assets in this account may be charged with liabilities arising out of any other Aetna business.

1.34  Participant:          A person who participates in the Plan named on the
                            cover of this Contract.

1.35  Plan:                 The Plan named on the cover of this Contract and
                            established under Section 401(a) of the Code. The
                            Plan is not a part of the Contract and Aetna is not bound by its terms.


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1.36  Reinvestment:         Aetna will mail a notice to the Participant at least
                            18 calendar days before a Guaranteed Term's Maturity Date. This notice will contain the Guaranteed Terms available during the current Deposit Periods with their Guaranteed Interest Rate(s) and projected Matured Term Value. If no specific direction is given by the Participant prior to the Maturity Date, each Matured Term Value will be reinvested in the current Deposit Period for a Guaranteed Term of the same duration. If a Guaranteed Term of the same duration is unavailable, each Matured Term Value will automatically be reinvested in the current Deposit Period for the next shortest Guaranteed Term available in the same classification. If no shorter Guaranteed Term is available, the next longer Guaranteed Term will be used. Aetna will mail a confirmation statement to the Participant, the next business day after the Maturity Date. This notice will state the Guaranteed Term and Guaranteed Interest Rate(s) which will apply to the reinvested Matured Term Value.

1.37  Separate Account:     An account, established by Aetna under Section
                            38a-433 of the Connecticut General Statutes, that buys and holds shares of the Fund(s) available under this Contract. Income, gains or losses, realized or unrealized are credited or charged to the Separate
                            Account without regard to other income, gains or losses of Aetna. Aetna owns the assets held in the Separate Account and is not a trustee of such amounts. Amounts in the Separate Account are not generally guaranteed and are held at market value.
                            The assets of the Separate Account, to the extent of reserves and other contract liabilities of the Account, cannot be charged with other Aetna liabilities.

1.38 Valuation Date:        The date and time on which a Fund annuity unit value
                            and a Fund record unit value are calculated.
                            Currently, this calculation will be determined at the close of business of the New York Stock Exchange on any normal business day, Monday through Friday, that the New York Stock Exchange is open.

1.39  Valuation Period:     The period of time commencing at the end of one
                            Valuation Date and ending at the end of the next
                            Valuation Date.

1.40  Variable Annuity:     An Annuity with payments that vary with the net
                            investment results of the Funds available during the Annuity period.

II. GENERAL PROVISIONS
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2.01 Change of Contract:    Only an authorized officer of Aetna may change the
                            terms of this Contract. Aetna reserves the right to modify this Contract to meet the requirements of applicable state and federal laws or regulations. Aetna will notify the Contract Holder in writing of any changes.


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

2.01  Change of Contract    Aetna may change the tables for determining the
      (Cont'd):             amount of Annuity benefit payments attributable only
                            to Contributions accepted after the effective date of change, without Contract Holder consent. Such a change will not become effective earlier than twelve months after (1) the effective date of the Contract, or (2) the effective date of a previous change.
                            Aetna will notify the Contract Holder in writing at least thirty days before the effective date of the change. Aetna may not make Contract changes which adversely affect the Annuity benefits attributable to Contributions already made to the Contract.

2.02  Change of Fund:       The assets of the Separate Account are segregated by
                            Fund. If the shares of any Fund are no longer available for investment by the Separate Account or if in our judgment, further investment in such shares should become inappropriate in view of the purpose of the Contract, Aetna may cease to make such Fund shares available for investment under the Contract prospectively, or Aetna may substitute shares of another Fund for shares already acquired.
                            Aetna may also, from time to time, add additional
                            Funds. Any elimination, substitution or addition of Funds will be done in accordance with applicable state and federal securities laws. Aetna reserves the right to substitute shares of another Fund for shares already acquired without a proxy vote.

2.03  Nonparticipating      The Contract Holder, Participants, or Beneficiaries
      Contract:             will not have a right to share in the earnings of
                            Aetna.

2.04  Payments:             (a)    Aetna will make distributions as directed by
                                   the Contract Holder. Aetna will determine the amount of payments based on the Individual
                                   Account's Current Value as of the date on which a request is received in good order at Aetna's Home Office. Payments will be made within seven (7) calendar days of receipt of a written request in good order at Aetna's
                                   Home Office.

                            (b) Aetna may defer payments: (1) for a period of up to six (6) months (unless not allowed by state law); and (2) as allowed by federal law.

2.05  State Laws:           This Contract complies with the laws of the state in
                            which it is delivered. Any cash, death or Annuity payments are equal to or greater than the minimum required by such laws. Annuity tables for legal reserve valuation shall be as required by state law.
                            Such tables may be different from Annuity tables used to determine Annuity payments.

2.06  Control of Contract:  This Contract is designed to fund a plan which provides for retirement income.

                            The Contract Holder may, by written direction to Aetna, allow Participants to select the investment options of their Employer and/or Employee Accounts. Choices made under this Contract must be in writing or in a form satisfactory to Aetna. Until receipt of such choices in its Home Office, Aetna may rely on any previous choices made.

2.06  Control of Contract   (a)    Nontransferable and Nonassignable: This
      (Cont'd):                    Contract and any Individual Accounts are
                                   nontransferable and nonassignable, except to
                                   Aetna in the event of a loan, or pursuant to a "qualified domestic relations order" as set forth under the Internal Revenue Code of 1986, as it may be amended from time to time.

                            (b) ERISA/REA Requirements: The Contract Holder shall notify Aetna in writing of the applicability of ERISA, as amended by subsequent law including REA, to the Plan. Aetna shall rely on the Contract Holder's determination and representation of applicability. With respect to any distribution made from an Employee or Employer Account from a Contract subject to ERISA, the Contract Holder must certify in writing that all the appropriate REA requirements have been met and that distribution is in accordance with the terms of the Plan.

                            (c) Distributions: A Participant may apply for a distribution from his or her Employee Account or Employer Account. However, the Contract Holder must certify in writing that the distribution is in accordance with the terms of the Plan.

                            (d) Participant Rights/Employee Account: The Participant has a nonforfeitable right to the value of his or her Employee Account pursuant to the terms of the Plan as interpreted by the Contract Holder.

                            (e) Participant Rights/Employer Account: The Participant has a nonforfeitable right to the value of his or her Employer Account pursuant to the terms of, and to the extent of his or her vested percentage under, the Plan as interpreted by the Contract Holder. It is the Contract Holder's responsibility to maintain records of the Participant's vesting percentages. Aetna will not maintain nor keep such records.

2.07  Designation of        The Participant shall designate a Beneficiary. If
      Beneficiary:          the Plan is subject to ERISA, the Contract Holder
                            must certify in writing that the designation is in accordance with the appropriate REA requirements and the terms of the Plan.

2.08  Misstatements and     If Aetna finds the age of any payee to be misstated,
      Adjustments:          the correct facts will be used to adjust payments.

2.09  Incontestability:     Aetna cannot cancel this Contract because of any
                            error of fact.

2.10  Grace Period:         This Contract will remain in effect even if
                            Contributions are not continued except as provided in 3.17.

2.11  Individual            Aetna shall issue certificates to Participants as
      Certificates:         required by the state in which this Contract is
                            delivered. The certificate will summarize certain provisions of the Contract. Certificates are for information only and are not a part of the Contract.

III. CONTRIBUTIONS, CURRENT VALUE, AND WITHDRAWAL PROVISIONS
--------------------------------------------------------------------------------

3.01  Net Contribution(s):  The Net Contribution equals the actual Contribution less any applicable premium tax. Generally, Aetna will deduct the premium tax when Annuity benefits are purchased (See Section V). If Aetna determines that under applicable state law, it must pay a premium tax when the Contribution is received, or at any other time, it may deduct the tax at that time. The Net Contribution(s) may be allocated among the following investment options:

                            (a)    The Fixed Plus Account (if available); and
                            (b) The current Deposit Period(s) for Guaranteed Terms under the GA Account (if available); and
                            (c) The Fund(s) in which the Separate Account invests.

                            Aetna must be told the percentage of all Net
                            Contributions to allocate to one or more of the investment options. Aetna reserves the right to require a minimum Contribution amount per Individual Account.

                            Aetna reserves the right not to accept any Contribution.

3.02  Experience Credits:   Aetna may apply experience credits under this
                            Contract. Any such credits will be computed as decided by Aetna.

3.03  Fund Record Units:    The portion of the Net Contribution(s) applied to
                            each Fund under the Separate Account will determine the number of Fund record units credited to the Individual Account for that Fund. This number is equal to the Net Contribution applied to the Fund divided by the Fund record unit value (See 3.04) for the Valuation Period in which the Contribution is received in good order.

3.04  Fund Record Unit      A Fund record unit value is computed by multiplying
      Value:                the net return factor (See 3.05) for the current
                            Valuation Date by the Fund record unit value for the previous Date. The dollar value of a Fund record unit, Separate Account assets, and Variable Annuity payments may go up or down due to investment gain or loss.

3.05  Fund Net Return       The net return factor(s) are used to compute all
      Factors:              Separate Account record units for any Fund. The net
                            return factor for each Fund is equal to 1.0000000 plus the net return rate.

                            The net return rate is equal to:

                            (a) The value of the shares of the Fund held by the Separate Account at the end of a Valuation Period, minus

                            (b) The value of the shares of the Fund held by the Separate Account at the start of the Valuation Period, plus or minus

3.05  Fund Net Return       (c)    Taxes (or reserves for taxes) on the Separate
      Factors (Cont'd):            Account (if any); divided by

                            (d) The total value of the Fund record units and Fund annuity units of the Separate Account at the start of the Valuation Period; minus

                            (e) A Separate Account charge at an annual effective rate as shown on Contract Schedule I for Annuity mortality and expense risks, asset based sales charge, if any and a daily administrative charge which will not exceed the amount shown on Contract Schedule I on an annual basis. The administrative charge may be changed annually except for amounts which have been used to purchase an Annuity; minus

                            (f) A fee for the Aetna GET Fund Guarantee which is deducted daily during the Guaranteed Period. The fee, which is determined prior to the beginning of each series' Offering Period, is as shown on Contract Schedule I.

                            A net return rate may be more or less than 0%.

                            The value of a share of the Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

3.06  Market Value          (a)    An MVA will be applied to any withdrawal from
      Adjustment (MVA):            a GA Account Term before the Maturity Date
                                   due to:

                                   (1)    A Fund Transfer;
                                   (2)    A full or partial withdrawal; or
                                   (3)    A payment of a premium for Annuity
                                          Option 1.

                            The amount of the withdrawal will be adjusted to a market value amount as described in (b).

                            (b) Market value adjusted amounts will be equal to the amount withdrawn multiplied by the following ratio:

                                     (1 + i)^(x/365)
                                   -------------------
                                     (1 + j)^(x/365)

3.06  Market Value          Where:
      Adjustment (MVA)
      (Cont'd):                    i  is the Deposit Period Yield
                                   j  is the Current Yield
                                   x  is the number of days remaining, (computed
                                      from Wednesday of the week of withdrawal) in the Term.

                            (c) The Deposit Period Yield will be determined as follows:

                                   (1)    At the close of the last business day
                                          of each week of the Deposit Period, a
                                          yield will be computed as the average
                                          of the yields on that day of U.S.
                                          Treasury Notes which mature in the
                                          last three months of the Term.

                                   (2)    The Deposit Period Yield is the
                                          average of those yields for the
                                          Deposit Period. If withdrawal is made
                                          prior to the close of the Deposit
                                          Period, it is the average of those
                                          yields on each week preceding
                                          withdrawal.

                                   (3)    The Current Yield is the average of
                                          the yields on the last business day of
                                          the week preceding withdrawal on the
                                          same U.S. Treasury Notes included in
                                          the Deposit Period Yield.

                                   (4)    In the event that no U.S. Treasury
                                          Notes which mature in the last three
                                          months of the Term exist, Aetna
                                          reserves the right to use the U.S.
                                          Treasury Notes that mature in a
                                          following quarter.

                            (d) If a lump-sum distribution or Annuity Option is elected six months or more after your death, the Beneficiary will receive the Account Value, plus or minus any MVA that would apply to any portion of the Account allocated to GAA. If a full or partial withdrawal is made within six months after your death, the Beneficiary will receive the Account Value, plus any positive MVA that would apply to any portion of the Account allocated to GAA. The value of the Account is determined as of the Valuation Date on which proof of death acceptable to us and a request for payment are received at our Home Office.

                            (e) After the six month period, the withdrawal or Fund Transfer will be the aggregate MVA amount (i.e., including all MVAs).

                            (f) The greater of the aggregate MVA amount or the applicable portion of the Current Value in the GA Account is applied to amounts withdrawn from the GA Account for payment of a premium under Annuity options 2 or 3.

3.07 Fund Transfer(s):      All or any portion of the Adjusted Current Value of
                            the Individual Account (subject to the limitations described below) may be transferred from any Fund, the Fixed Plus Account (if available) or the GA
                            Account (if available):

                            (a)    To any Fund; or
                            (b)    To the Fixed Plus Account (if available); or
                            (c) To any Guaranteed Term of the GA Account (if available) with a different classification available in the Current Deposit Period.

                            Fund Transfer requests can be submitted as a percentage or as a dollar amount. Aetna may establish a minimum Fund Transfer amount. Within a Guaranteed Term classification, the amount transferred will be withdrawn from the oldest Deposit Period, then from the next oldest, and so on until the amount requested is satisfied.

                            Amounts applied to Guaranteed Terms of the GA Account may not be transferred to the Funds, the Fixed Plus Account or to another Guaranteed Term during the Deposit Period or 90 days after the close of the Deposit Period except for Matured Term Value(s) during the calendar month following the Term's Maturity Date.

                            Fund Transfers from Guaranteed Terms of the GA Account are subject to the MVA provisions of 3.06.

                            During each rolling twelve (12) month period, up to 20% of the Fixed Plus Account value may be transferred to one or more of the Fund(s), and/or the GA Account's then-current Deposit Period. The 20% limit is reduced by any partial withdrawals, Fund Transfers or amounts taken as a loan or used to purchase an Annuity during the twelve (12) month period. Aetna reserves the right to include amounts paid under ECO, LEO and SWO provisions for purposes of applying this 20% limit. This limit is waived when the balance in the Fixed Plus Account is $1,000 or less on the date the Fund Transfer request is received in good order at Aetna's Home Office.

                            The Participant may make an unlimited number of Fund Transfers during the Accumulation Period.

                            A Fund Transfer or withdrawal from an Aetna GET Fund series before the Maturity Date will be based on the GET Fund Record Unit Value for the next Valuation Period following the date on which Aetna receives a transfer request in good order at its home office.

3.08  Aetna GET Fund        Aetna will specify a minimum total asset amount
      Offering Period:      required at the end of an Offering Period to offer
                            an Aetna GET Fund series. If the minimum is not achieved, Aetna reserves the right to not start the Guaranteed Period.

3.08  Aetna GET Fund        If an Aetna GET Fund series is terminated, Aetna
      Offering Period       will send written notification of the termination to
      (Cont'd):             all Participants who have made Fund Transfers or
                            deposits to that Aetna GET Fund Series. Notice will be mailed no later than 15 calendar days after the end of the Offering Period. Participants then have 45 days from the end of the Offering Period to redirect amounts in the terminated Aetna GET Fund series to one or more investment options available under the Contract. During this time, Funds are invested in money market instruments. If no election is made by the end of the 45-day Period, at the next
                            Valuation Period, Aetna will transfer the amount in the terminated Aetna GET Fund series to the (Aetna
                            Variable Encore Fund).

                            Aetna reserves the right to specify a maximum total asset amount for an Aetna GET Fund series. If the maximum is achieved, Aetna also reserves the right to set a date on which it will stop accepting Fund Transfers or deposits for that Aetna GET Fund series. Aetna will announce the date on which it will stop accepting Fund Transfers and deposits ten calendar days prior to that date.

3.09  Aetna GET Fund        On the Maturity Date of each Aetna GET Fund series,
      Guarantee:            the GET Fund Record Unit Value for that series will
                            not be less than the GET Fund Record Unit Value determined at the beginning of the Guaranteed
                            Period. If necessary, Aetna will transfer funds from its General Account to the Aetna GET Fund series to offset any shortfall in the GET Fund Record Unit
                            Value. The Aetna GET Fund Guarantee does not apply to withdrawals or Transfers made before the Maturity
                            Date.

                            If Aetna GET Fund Record Units are adjusted at any time during an Aetna GET Fund Guaranteed Period, the Aetna GET Fund Guarantee will be restated. The restated Aetna GET Fund Guarantee will be calculated so that it is equivalent to the original Aetna GET Fund Guarantee for that series.

3.10  Aetna GET Fund        Prior to the Maturity Date for each Aetna GET Fund
      Maturity Date:        series, Aetna sends a written notice of the date to
                            all participants who have Current Value in that series. Participants must then inform Aetna of the investment option(s) to which to transfer that Current Value. If a Participant does not make an election, on the Maturity Date Aetna will transfer the Current Value to the then available Aetna GET
                            Fund series' Offering Period. If no Offering Period is available, Aetna will transfer 50% of the amount to the (Aetna Variable Fund) and 50% to the (Aetna
                            Income Shares).

3.11  Loans:                If loans are included as an option under the
                            Contract, (see Contract Schedule I) then the following will apply.

                            During the accumulation period, loans are granted
                            (1) as permitted under applicable law; (2) subject to the terms and conditions of the loan agreement; and, (3) in accordance with the following provisions.

3.11  Loans (Cont'd):       (a)    Amount available for loan: The amount
                                   available for loan is limited to the vested
                                   Individual Account Current Value attributable to Participant Contributions, plus any amounts allowed by the employers Plan.
                                   Amounts available from some investment
                                   options may be subject to limitations
                                   specified in the loan agreement. To obtain the loan amount requested, these limitations may require the Participant to transfer funds. A Market Value Adjustment may apply to amounts transferred.

                                   For plans subject to ERISA, the minimum loan amount is $1,000. For plans not subject to ERISA, the minimum loan amount is defined in the loan agreement. The maximum loan amount is the lesser of:

                                   (1)    Fifty percent (50%) of the vested
                                          Individual Account Current Value,
                                          including any Loan Account, reduced by
                                          the amount of any outstanding loan
                                          balance on the Loan Effective Date; or

                                   (2)    Fifty thousand dollars ($50,000)
                                          reduced by the highest outstanding
                                          loan balance for the preceding 12
                                          months.

                                   The amount of all outstanding loans cannot exceed $50,000.

                            (b) Loan Interest Rate: For Plans subject to Title I of the Employee Retirement Income Security Act of 1974 (ERISA), a Loan Interest Rate is set on the first business day of each month. For each loan, the initial Loan Interest Rate is the rate for the calendar month in which the Loan Effective Date occurs. The initial Loan Interest Rate is effective for a period of not less than three months and not more than one year. The period is specified in the loan agreement. For each period, the Loan Interest Rate is adjusted if the new rate is at least 0.5% higher or lower than the previous rate. The Participant will receive reasonable notification of any change to the Loan Interest Rate.

                                   As applicable, the Loan Interest Rate is:

                                   (1)    Plans subject to ERISA: equal to the
                                          Monthly Average Corporates for the
                                          calendar month beginning two months
                                          before the Loan Interest Rate is
                                          effective.

                                   (2)    Plans not subject to ERISA: not
                                          greater than 8% on an annual basis
                                          (see Contract Schedule I).

                            (c) Earned interest: The Loan Account is credited with interest at a rate which is not less than the Loan Interest Rate, less 3%, on an annual basis.

                            (d) Loan repayment: Repayment is as set forth in the loan agreement, or a Participant may repay a loan in full at any time.

3.11  Loans (Cont'd):       (e)    Amount available for partial surrender while
                                   a loan is outstanding: While a loan is
                                   outstanding, the amount available for partial surrender is equal to the vested Individual
                                   Account Current Value, including the Loan
                                   Account, minus 125% of the outstanding loan balance.

                            (f)    Full surrenders while a loan is outstanding:
                                   If the Participant requests a full surrender from the vested Individual Account Current Value while a loan is outstanding, one of the following occurs:

                                   (1) If the amount of the vested Individual Account Current Value available for distribution is sufficient to repay
                                          (a) the outstanding loan balance, plus
                                          (b) any applicable Fixed Plus Account
                                          default charge, then that amount,
                                          minus the Loan Account balance, is
                                          deducted from the vested Individual
                                          Account Current Value and the loan is
                                          canceled.

                                   (2) If the amount of the vested Individual Account Current Value available for distribution is not sufficient to repay (a) the outstanding loan balance, plus (b) any applicable Fixed Plus Account default charge, then the surrender amount cannot exceed the vested Individual Account Current Value, including the Loan Account, reduced by 125% of the outstanding loan balance.

                            (g) Electing an Annuity option while a loan is outstanding: Before all or any portion of the vested Individual Account Current Value is applied to an Annuity option, the Participant may repay any outstanding loan balance, or the vested Individual Account Current Value is adjusted as described in (f).

                            (h) Death of the Participant while a loan is outstanding: If a death benefit claim is submitted for an Individual Account with an outstanding loan, the Individual Account Current Value, including the amount of the Loan Account, is reduced by the amount of the outstanding loan balance before the death benefit amount is determined.

                            (i) Loan payment default: If Aetna does not receive a loan payment when due, the defaulted payment is treated as follows:

                                   (1) If the amount of the vested Individual Account Current Value available for distribution is sufficient to repay
                                          (a) the amount of the defaulted
                                          payment, plus (b) any applicable Fixed
                                          Plus Account default charge, then that
                                          amount is deducted from the vested
                                          Individual Account Current Value.

3.11  Loans (Cont'd):              (2)    If the amount of the vested Individual
                                          Account Current Value available for
                                          distribution is not sufficient to
                                          repay (a) the amount of the defaulted
                                          payment, plus (b) any applicable Fixed
                                          Plus Account default charge, until
                                          such time that the amount due can be
                                          distributed, the Loan Account
                                          continues to earn interest, and
                                          interest is charged on the defaulted
                                          payment. At that time, the amount due
                                          is surrendered from the vested
                                          Individual Account Current Value.

3.12  Notice to the         Each year, Aetna will notify the Participant of:
      Participant:
                            (a)    The value of any amounts held in:
                                   (i)    The Fixed Plus Account (if available),
                                   (ii)   The GA Account (if available),
                                   (iii)  The Fund(s) for the Separate Account;

                            (b)    The number of any fund(s) record units;
                            (c)    The fund(s) record unit value(s);
                            (d)    The amount available for withdrawal; and
                            (e)    The Loan Account value.

                            This information will be as of a date no more than sixty (60) days before the date of the notice.

3.13  Manner and Timing of  (a)    As directed by the Contract Holder, a
      Distributions:               distribution to a Participant or Beneficiary
                                   may be made in a lump sum, as one of the Distribution Options described in Section IV, or as one of the Annuity options in Section
                                   V. The Participant or Beneficiary may elect the form of distribution subject to certification in writing by the Contract
                                   Holder that the Participant or Beneficiary is eligible both as to the timing and form of distribution. All distributions must satisfy the minimum distribution rules set forth in Code Section 401(a)(9).

                            (b)    The distribution of benefits from the
                                   Employee and Employer Accounts must generally begin no later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 or in the case of a governmental or church plan the calendar year in which the Participant attains age 70 1/2 or retires, whichever occurs later. For a Participant who attained age 70 1/2 before January 1, 1988, the distribution of such benefits must be made or must begin not later than the April 1 of the calendar year following the calendar year in which the Participant retires.

3.13  Manner and Timing of         The entire value of the Individual Account
      Distributions                must be distributed, or distribution must be
      (Cont'd):                    made over the life of the Participant, the
                                   joint lives of the Participant and
                                   Beneficiary or over a period that does not extend beyond the life expectancy of the Participant or the joint life expectancies of the Participant and Beneficiary.

                            (c)    If the Participant does not request
                                   commencement of benefits from the Employee and Employer Accounts as described above, Aetna will not be responsible for compliance with the Code Section 401(a)(9) minimum distribution requirements or for any adverse tax or other consequences that may result.

3.14  Withdrawal:           (a)    The Participant may withdraw any portion or
                                   all of an Individual Account Adjusted Current
                                   Value and transfer such amount to another investment provider under the Plan. The withdrawal and transfer request must be submitted in writing to Aetna.

                            (b) Except as described in Section 3.17, unless the Participant specifies otherwise, partial withdrawals are satisfied by withdrawing amounts on a pro rata basis from each of the investment options in which the Individual Account is invested.

                            (c) When amounts are withdrawn from the GA Account, amounts in Short-Term and Long-Term Classifications are treated as separate investment options and amounts are taken on a pro rata basis. Within a Classification, amounts will be withdrawn starting with the Term still in effect with the oldest Deposit Period.

                            (d) Any amount withdrawn from the Fixed Plus Account will be subject to the limitations in 3.15, 3.16 and 3.17.

3.15  Partial Withdrawal    The amount eligible for partial withdrawal is 20% of
      from the Fixed Plus   the Current Value of the amount held in the Fixed
      Account:              Plus Account on the day Aetna's Home Office receives
                            a written request, reduced by any previous Fund
                            Transfer, partial withdrawal or amounts taken as a loan or used to purchase Annuity benefits during the prior 12 months. Aetna reserves the right to include amounts paid under ECO, LEO and SWO for purposes of applying this 20% limit. However, SWO and LEO are unavailable if a Fixed Plus Account Transfer or withdrawal is requested within the current 12 month
                            Period.

                            The 20% limit applicable to partial withdrawals from the Fixed Plus Account will be waived under certain conditions and will apply when the partial withdrawal is made on a pro rata basis from all options used under the Participant's Individual Account. (See Contract Schedule I).

3.16  Payment of Fixed      When Aetna receives a full withdrawal request, no
      Plus Account Full     additional partial withdrawals or Fund Transfers
      Withdrawal:           from the Fixed Plus Account are permitted during the
                            payout period. If a full withdrawal is requested, Aetna will pay any Current Value from the Fixed Plus
                            Account in five payments as follows:

                            (a) One-fifth of the Current Value on the day the request is received in good order at Aetna's Home Office, reduced by any amount from the Fixed Plus Account that was transferred, withdrawn or used for a loan or to purchase Annuity benefits during the prior 12 months;
                            (b) One-fourth of the remaining Current Value 12 months later;
                            (c) One-third of the remaining Current Value 12 months later;
                            (d) One-half of the remaining Current Value 12 months later; and
                            (e) The balance of the Current Value 12 months later.

                            The Fixed Plus Account full withdrawal payment provision will be waived when a withdrawal is:

                            (a) Due to the Participant's death before Annuity benefit payments begin;
                            (b)    Used to purchase Annuity benefits;
                            (c) When the amount in the Fixed Plus Account is $3,500 or less and no amount has been withdrawn, transferred, taken as a loan or used to purchase Annuity benefits during the previous 12 months;
                            (d) Due to hardship when the following conditions are met:
                                   (1)    the withdrawal is due to an employer
                                          certified hardship;
                                   (2)    the amount withdrawn is paid directly
                                          to the Participant; and
                                   (3)    the amount paid for all partial and
                                          full withdrawals due to hardship
                                          during the previous 12-month period
                                          does not exceed 10% of the average
                                          Current Value for all Individual
                                          Accounts during the same period of
                                          time; or
                            (e)    Due to separation from service provided that:
                                   (1)    the withdrawal is due to the
                                          Participant's separation from service
                                          with the employer;
                                   (2)    the employer certifies that the
                                          Participant has separated from
                                          service;
                                   (3)    the amount withdrawn is paid directly
                                          to the Participant; and
                                   (4)    the amount paid for all partial and
                                          full withdrawals due to separation
                                          from service during the previous
                                          12-month period does not exceed 20% of
                                          the average Current Value of all
                                          Individual Accounts during that same
                                          period of time.

                            Any full withdrawal from the Fixed Plus Account may be cancelled at any time before the end of the payment period.

3.17  Payment of Minimum    If the Individual Accounts Current Value is less
      Current Value:        than $3,500, and no Contributions have been received
                            for three (3) years, Aetna may close the Account and pay the Current Value as directed by the Contract
                            Holder in one lump sum.

3.18  Amount Payable at     Aetna will pay any portion of the Individual
      Death (Before         Account(s) Current Value, to the Beneficiary when:
      Annuity Payments
      Start):               (a)    The Participant dies before Annuity payments
                                   start; and
                            (b)    The certified copy of the death certificate
                                   is received by Aetna; and
                            (c)    A completed and signed election form is
                                   submitted to the Home Office. The form must include Contract Holder certification that the Beneficiary is eligible for a distribution under the terms of the Plan.

                            A guaranteed death benefit is available if the Beneficiary requests either a lump-sum payment or an Annuity option within six months of the Participant's death.

                            For each Individual Account, the death benefit is guaranteed to be the greater of:

                            (a) The Current Value of the Individual Account plus aggregate positive MVA, as applicable, on the date the notice of death and the request for payment are received in good order at Aetna's Home Office; or

                            (b) The total of Net Contribution(s) made to the Individual Account minus the total of all partial withdrawals, annuitizations made from the Individual Account and any amount allocated from the Individual Account to the Loan Account.

                            If the Participant dies before distributions begin in accordance with the provisions of Code Section 401(a)(9), the entire value of the Account must be distributed by December 31 of the calendar year containing the fifth anniversary of the date of the Participant's death. Alternatively, if the Participant has a designated Beneficiary, payments may be made over the life of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary provided distribution to a non-spouse Beneficiary begins by December 31 of the calendar year following the calendar year of the Participant's death. For a spousal Beneficiary, such payments must begin by the later of December 31 of the calendar year of the Participant's death or December 31 of the calendar year in which the Participant would have attained age 70 1/2.

                            If the Participant dies after distributions begin in accordance with the provisions of Code Section 401(a)(9), payments to the Beneficiary must be made at least as rapidly as the method of distribution in effect at the time of the Participant's death. If the minimum distribution requirements have been met by partial withdrawals based on the participant's life expectancy or the joint life expectancies of the Participant and Beneficiary, death benefit payments to the Beneficiary must also satisfy any additional requirements of Code Section 401(a)(9).

                            Amounts in the GA Account will be payable as described in Section 3.07(d).

3.19  Reinstatement:        All or a portion of the proceeds of a full
                            withdrawal of an Individual Account may be reinvested within 30 days after the surrender if allowed by law. Any Market Value Adjustment deducted from GA Account withdrawals will not be included in the reinstatement. Amounts will be reinstated among the Fixed Plus Account, GA Account, and the Fund(s) in the same proportion as they were at the time of withdrawal. Any amount reinstated to the GA Account will be credited to the current Deposit Period. The number of record units reinstated will be based on the record unit value(s) next computed after receipt at Aetna's Home Office of the reinstatement request and the amount to be reinvested.

                            Amounts attributable to an Aetna GET Fund series will be reinstated to the current Offering Period of the Aetna GET Fund series. If no Aetna GET Fund series Offering Period is available, amounts withdrawn from the Aetna GET Fund series will be allocated, pro rata, among all other investment options in which the Individual Account is invested.

                            Any Individual Account(s) closed because the Current Value was less than $3,500 may not be reinstated (see 3.17).

                            A Reinstatement is permitted only once per Individual Account.

IV. NON-ANNUITY DISTRIBUTION OPTIONS
--------------------------------------------------------------------------------

4.01  Distribution          Distribution Options: ECO, LEO and SWO are
      Options:              distribution options under which a portion of the
                            Individual Account Current Value will automatically be surrendered and distributed each calendar year.
                            The distributed amount is withdrawn pro rata from each investment option under the Individual Account.
                            The Contract Holder must certify in writing that distributions are being made in accordance with the Plan.

                            Market Value Adjustment: A Market Value Adjustment will not be applied to any portion of the Current Value which is paid under ECO.

                            Minimum Current Value: At its discretion, Aetna may require a minimum initial Current Value for election of a distribution option. If after election of the option the Current Value is insufficient to make a scheduled payment, Aetna will distribute the entire Individual Account balance.

                            Reservations of Rights: Aetna reserves the right to change the terms of ECO, LEO or SWO for future elections, to discontinue the availability of these options after proper notification, or to make other distribution options available as allowed by the state in which this Contract is delivered. Aetna also reserves the right to allow ECO and LEO payments to be made more frequently than annually.

4.01  Distribution Options  Election and Revocation: The Participant or
      (Cont'd):             Beneficiary may elect a distribution option by
                            submitting a completed and signed election form to Aetna's Home Office. However, the Contract Holder must certify in writing that the distribution option is in accordance with the terms of the Plan. If the Individual Account is subject to ERISA, the Contract
                            Holder must certify in writing that the waiver and spousal consent requirements of Code Section 417 have been satisfied.

                            Once elected, the Participant or Beneficiary may revoke the option by submitting a written request to Aetna's Home Office. Any revocation will apply only to amounts not yet paid.

                            Availability of ECO, LEO and SWO: The Participant may elect any one of the following three distribution options, if they are available as an option under the Contract (see Contract Schedule I) and if the Contract Holder certifies that the election is in accordance with the terms of the Plan. The Beneficiary may elect either ECO or SWO, if they are available as an option under the Contract (see Contract Schedule I) and if the Contract Holder certifies that the election is in accordance with the terms of the Plan.

                            An individual who has revoked ECO, LEO or SWO may not subsequently elect that option again, nor may the individual elect another withdrawal option unless permitted under the Code minimum distribution rules.

                            LEO and SWO are not available if there is an outstanding loan under the Individual Account, or if a Fixed Plus Account transfer or surrender has occurred within the prior 12 month period. Payments will cease if a loan is granted while LEO or SWO is in effect.

                            If LEO is in effect and the Participant dies, or if ECO or SWO is in effect and the Participant dies before the required beginning date for minimum distributions, payments will cease. A Beneficiary may elect ECO or SWO provided the election satisfies the Code minimum distribution rules.

                            If ECO or SWO is in effect and the Participant dies after the required beginning date for minimum distributions, payments will continue as permitted under the Code minimum distribution rules, unless revoked.

4.02  Estate Conservation   Amount of Distribution: Each year that ECO is in
      Option (ECO):         effect, Aetna will calculate and distribute an
                            amount equal to the minimum required distribution under the Code. The annual distribution will be determined by dividing the Individual Account
                            Current Value as of December 31 of the year prior to the year for which payment is to be made by a life expectancy factor based on expected return multiples in Table V and VI of Section 1.72-9 of the Income
                            Tax Regulations.

4.02  Estate Conservation   The Participant may elect either the single or joint
      Option (ECO)          life expectancy factor. If the joint life expectancy
      (Cont'd):             factor is elected, the second life must be the
                            Beneficiary under the Plan. If the Beneficiary selects ECO after the Participant's death, only a single life expectancy factor may be used. The life expectancy or joint life expectancy factor will be recalculated each year in accordance with the rules under Code Section 401(a)(9).

                            Date of Distribution: The Participant shall specify the initial distribution date. The earliest date is the first day of the calendar year in which the Participant attains age 70 1/2 or, for plans of government or church employers, the date the Participant retires, whichever is later. If a Beneficiary elects ECO, the earliest date is the date of the Participant's death. Subsequent distribution will be made annually on such date as Aetna may designate or allow.

4.03  Life Expectancy       Amount of Distribution: Each year that LEO is in
      Option (LEO):         effect, Aetna will calculate and distribute an
                            amount determined by dividing the Individual Account
                            Current Value as of December 31 of the year prior to the year for which payment is to be made by a life expectancy factor based on expected return multiples in Table V and VI of Section 1.72-9 of the Income
                            Tax Regulations. Payments will be made each year until the year the Participant attains age 70 1/2, or until the Participant dies, if earlier.

                            The Participant may elect either the single or joint life expectancy factor. If the joint life expectancy factor is elected, the second life must be the Beneficiary under the Plan. The life expectancy or joint life expectancy factor will be recalculated each year in accordance with the rules under Code
                            Section 401(a)(9), or reduced by one for each calendar year which has elapsed since the life expectancy was first calculated, as elected by the Participant.

                            Date of Distribution: The Participant shall specify the initial distribution date. The earliest date is the date on which the Participant separates from service with the employer. Subsequent distribution will be made annually on such date as Aetna may designate or allow.

4.04  Systematic            Amount of Distribution: The Participant may elect
      Withdrawal Option     one of the three payment methods described below.
      (SWO):
                            (1)    Specified Payment: Payments of a designated
                                   dollar amount. The annual amount may not be greater than the percentage of the Current Value at time of election as shown in Contract Schedule I. This annual dollar amount will remain constant, unless a higher amount is required under Code minimum distribution rules. At its discretion, Aetna may require a minimum initial payment amount; or

4.04  Systematic            (2)    Specified Period: Payments which are made
      Withdrawal Option            over a period of time which must be at least
      (SWO) (Cont'd):              the minimum number of years shown in Contract
                                   Schedule I. The annual amount paid each year is calculated by dividing the Current Value as of December 31 of the prior year by the number of payment years remaining; or

                            (3) Specified Percentage: Payment of a designated percentage which cannot be greater than the percentage of the Current Value at the time of election as shown in Contract Schedule I. The percentage may be changed by written request. Aetna reserves the right to limit the number of times the percentage may be changed. The annual amount is calculated by multiplying the Current Value as of December 31 of the year prior to the payment by the designated percentage. Payments will be made each year until the year the Participant attains age 70 1/2.

                            Minimum Distribution Requirements: If distributions are made under SWO after payments are required to begin under the minimum distribution requirements of Code Section 401(a)(9), the amount distributed in any year will be increased if required under the Code minimum distribution rules.

                            For this purpose, the minimum required distribution will be determined each year by dividing the Individual Account Current Value as of December 31 of the year prior to the year for which payment is to be made by a life expectancy factor, which for the initial distribution year shall be based on either the single life expectancy factor or joint life expectancy factor in Table V or VI of Section
                            1.72.9 of the Income Tax Regulations, as elected by the Participant. If the joint life expectancy factor is elected, the second life must be the Beneficiary under the Plan. If a Beneficiary elects SWO after the Participant's death, only a single life expectancy factor may be used. Minimum distributions for any subsequent year will be calculated based on such life expectancy factor reduced by one for each calendar year which has elapsed since the life expectancy was first calculated. If the specified period method is elected, the maximum specified period will be limited by the single life expectancy factor or joint life expectancy factor in Table V or VI of Section 1.72-9 of the Income Tax Regulations, as elected by the Participant. If elected by a Beneficiary, only a single life expectancy may be used.

                            Date of Distribution: The Participant shall specify the initial distribution date. The earliest date is the date on which the Participant attains age 59 1/2 or age 55, if separated from service with the employer at or after age 55. If a Beneficiary elects SWO, the earliest date is the date of the Participant's death.

                            SWO payments will be made on a monthly, quarterly, semi-annual or annual basis, as elected by the Participant or Beneficiary. If SWO payments are made more frequently than annually, the designated annual amount is divided by the number of payments due each calendar year. Subsequent distribution will be made periodically on such date as Aetna may designate or allow.

V. ANNUITY PROVISIONS
--------------------------------------------------------------------------------

5.01  General Provisions:   (a)    Upon certification by the Contract Holder of
                                   the Participant's total disability,
                                   acceptance of retirement or separation from service, the Participant has the right to elect an Annuity option. The Participant must transfer any portion of the Current Value held in an Aetna GET Fund series to another investment option before an Annuity option is elected.

                            (b) The Participant may elect an Annuity option by telling Aetna to pay all or any portion of the Individual Account(s) Current Value (minus any applicable premium tax if not previously deducted) as a premium for an Annuity under Option 1, 2, or 3 (See 5.02).

                            (c) A completed and signed election form must be submitted to the Home Office. The form must include Contract Holder certification that the Participant is eligible for a distribution under the terms of the Plan and that the Annuity option chosen is permitted under the terms of the Plan.

                            (d) Any election of an Annuity option must comply with the minimum distribution requirements of Code Section 401(a)(9), including the incidental death benefit rule, and the regulations thereunder. This restriction does not apply if Option 3 is chosen and the second Annuitant is the spouse of the Participant.

                            (e) Once elected, an Annuity option may not be revoked, except for Option 1 when elected on a variable basis.

5.02  Annuity Options:      Option 1 - Payments for a Stated Period of Time - An
                            Annuity will be paid for the number of years chosen
                            (See Contract Schedule II). If payments for this option are made under a variable Annuity, the present value of any remaining payments may be withdrawn at any time.

                            Option 2 - Life Income based on the life of the Annuitant. Payments will be made until the death of the Annuitant. When this option is chosen, a choice of the following must be made:

                            (a)    Payments cease at the death of the Annuitant;
                            (b)    Payments may be guaranteed for 5-30 years; or
                            (c) Payments may be guaranteed for the amount applied to the Annuity option. If the Annuitant dies prior to the payment of the amount applied to the Annuity option (less any premium tax), any remaining balance will be paid in one sum to the Beneficiary. This option is only available on a fixed basis.

5.02  Annuity Options       Option 3 - Life Income based upon the lives of two
      (Cont'd):             Annuitants. An Annuity will be paid during the lives
                            of the Annuitant and a second Annuitant. Payments will continue until both Annuitants have died. When this option is chosen, a choice of the following must be made:

                            (a) 100% of the payment to continue after the first death;
                            (b) 66 2/3% of the payment to continue after the first death;
                            (c) 50% of the payment to continue after the first death;
                            (d) 100% of the payment to continue after the first death with a guarantee of 5-30 years;
                            (e) 100% of the payment to continue at the death of the second Annuitant and 50% of the payment to continue at the death of the Annuitant; or
                            (f) 100% of the payment to continue after the first death. Payments are guaranteed for the amount applied to the Annuity option. If both Annuitants die prior to the total payment of the amount applied to the Annuity option (less any premium tax), any remaining balance will be paid in one sum to the Beneficiary. This option is only available on a fixed basis.

                            If a fixed Annuity option is chosen under Option 1, Option 2 (a) or (b) or Option 3 (a) or (d), then the Participant may elect a payment increase of 1, 2 or 3%, compounded annually. An election of such a payment increase will result in a adjustment of the policy guarantees by an actuarially equivalent payment factor.

                            Other Options - Aetna may make other options available as allowed by the laws of the state in which this Contract is delivered.

5.03  Payments:             (a)    Upon written direction from the Contract
                                   Holder, Aetna will pay Annuity benefits
                                   directly to the Participant and as payor, Aetna will be responsible for withholding any applicable federal or state taxes and reporting such sums and filing any related forms with the Internal Revenue Service and/or to any applicable state taxing authorities.

                            (b) Generally, the first Annuity payment must be made by April 1 of the calendar year following the year in which the Participant turns age 70 1/2, or in the case of a governmental or church plan, the year in which the Participant attains age 70 1/2 or retires, whichever occurs later. For a Participant who attained age 70 1/2 before January 1, 1988, the distribution of such benefits must be made or must begin not later than April 1 of the calendar year following the calendar year in which the Participant retires.

                            (c) Payments will be made on a monthly basis unless the Participant requests otherwise. If payments are made on a quarterly, semi-annual or annual basis, Aetna will calculate an actuarially equivalent payment factor.

5.03  Payments (Cont'd):    (d)    No choice of any Annuity option may be made
                                   if the first payment would be less than $50 per month or if the total payments in a year would be less than $250.

                            (e) For purposes of calculating the guaranteed first payment of a variable Annuity or the payments for a fixed Annuity, the Annuitants and second Annuitants adjusted age will be used.

                                   The Annuitants and second Annuitants adjusted age is his or her age as of the birthday closest to the Annuity commencement date reduced by one year for Annuity commencement dates occurring during the period of time from July 1, 1992 through December 31, 1999. The Annuitants and second Annuitants age will be reduced by two years for Annuity commencement dates occurring during the period of time from January 1, 2000 through December 31, 2009. The Annuitants and second Annuitants age will be reduced by one additional year for Annuity commencement dates occurring in each succeeding decade.

                            (f) If a Fixed Annuity under Option 1, 2 or 3 is elected, Aetna will use the applicable current settlement option rates if these will provide higher fixed Annuity payments.

5.04  Investment Option:    (a)    When an Annuity option is chosen the
                                   Participant must designate whether the
                                   Annuity will be fixed or variable and whether the underlying investment will be:

                                   (1)    The General Account;
                                   (2)    One or more of the available Fund(s);
                                          or
                                   (3)    A combination of (1) and (2).

                            If a fixed Annuity is chosen, the Annuity purchase rate for the option chosen reflects at least the Minimum Guaranteed Interest Rate (See Contract
                            Schedule II), but may reflect a higher interest rate.

                            If a variable Annuity is chosen, the initial Annuity payment for the option chosen reflects the Assumed Annual Net Return Rate elected (See Contract
                            Schedule II). The Assumed Annual Net Return Rate is the interest rate used to determine the amount of the first Annuity payment under a variable Annuity. The Separate Account must earn this rate plus enough to cover the mortality and expense risks charges (which may include profit) (at the annual rate shown on Contract Schedule II) and a daily administrative charge if future variable Annuity payments are to remain level.

5.05  Fund Annuity Units:   The number of Fund(s) annuity units is based on the
                            amount of the first variable Annuity payment which is equal to:

5.05  Fund Annuity Units    (a)    The portion of the Current Value (minus any
      (Cont'd):                    premium tax) applied to pay a variable
                                   Annuity; divided by (b) 1,000; multiplied by
                                   (c) the payment rate for the option chosen.

                            Such amount, or portion, of the variable payment will be divided by the appropriate Fund(s) Annuity unit value (See 5.06) on the tenth Valuation Date before the due date of the first payment to determine the number of each Fund Annuity units. The number of each Fund Annuity units remains fixed. Each future payment is equal to the sum of the products of each Fund Annuity unit value multiplied by the appropriate number of Units. The Fund Annuity unit value on the tenth Valuation Date prior to the due date of the payment is used.

5.06  Fund Annuity Unit     For any Valuation Date, a Fund(s) Annuity unit value
      Value:                is equal to:

                            (a) The value for the previous Valuation Date; multiplied by
                            (b) The Annuity net return factor(s) (See 5.07) for the Period; multiplied by
                            (c) A factor to reflect the assumed annual net return rate. (See Contract Schedule II).

                            The dollar value of a Fund Annuity unit values and Annuity payments may go up or down due to investment gain or loss. Payments shall not be changed due to changes in the mortality or expense results or administrative charges.

5.07  Fund Annuity Net      The Annuity net return factor(s) are used to compute
      Return Factor:        all Separate Account Annuity payments for any Fund.

                            The Annuity net return factor(s) for each Fund is equal to 1.0000000 plus the net return rate.

                            The net return rate is equal to:

                            (a) The value of the shares of the Fund held by the Separate Account at the end of a Valuation Period, minus
                            (b) The value of the shares of the Fund held by the Separate Account at the start of the Valuation Period, plus or minus
                            (c) Taxes (or reserves for taxes) on the Separate Account (if any); divided by
                            (d) The total value of the Fund(s) record units and Fund(s) Annuity units of the Separate Account at the start of the Valuation Period; minus
                            (e) A daily charge for Annuity mortality and expense risks, which may include a profit, (at the annual rate as shown on Contract
                                   Schedule II), and a daily administrative charge.

                            A net return rate may be more or less than 0%. The value of a share of the Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

5.08  Fund Transfers        At the request of the Contract Holder or the
      During the Annuity    Participant if the Contract Holder has directed
      Period:               Aetna to accept such a request from the Participant,
                            all or any portion of the Current Value may be transferred from any variable Fund to any other allowable Fund. Aetna reserves the right to allow no more than four Funds to be selected at any one time.
                            Fund Transfers will be processed as of the Valuation
                            Date next following when a transfer request is received in good order at Aetna's Home Office. The maximum number of allowable transfers (during the Annuity period) in a calendar year is shown on Contract Schedule II.

                            Fund Transfer requests must be expressed as a percentage of each Funds allocation to the Annuity payment. Aetna may establish a minimum transfer amount.

5.09  Death Benefit:        Upon the death of the Annuitant(s), any remaining
                            guaranteed payments will continue to the Beneficiary unless the Beneficiary elects to receive the present value of any remaining guaranteed payments in a lump sum. Such payments will be paid at least as rapidly as under the method of distribution then in effect.
                            If the Beneficiary dies while receiving payments, the present value of any remaining guaranteed payments will be paid in one sum to the Beneficiary's estate.

                            The interest rate used to determine the first Annuity payment will be used to calculate the present value. The present value will be determined as of the Valuation Period in which proof of death acceptable to Aetna and a request for payment is received at Aetna's Home Office.

                                    OPTION 1

                      Payments for a Stated Period of Time

                    Amount of Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

--------------------------------------------------------------------------------
                     Monthly                            Monthly
      Years          Payment            Years           Payment
--------------------------------------------------------------------------------

        5             17.91               18             5.96
        6             15.14               19             5.73
        7             13.16               20             5.51
        8             11.68               21             5.32
        9             10.53               22             5.15
       10              9.61               23             4.99
       11              8.86               24             4.84
       12              8.24               25             4.71
       13              7.71               26             4.59
       14              7.26               27             4.47
       15              6.87               28             4.37
       16              6.53               29             4.27
       17              6.23               30             4.18
--------------------------------------------------------------------------------

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

--------------------------------------------------------------------------------
                     Monthly                            Monthly
      Years          Payment            Years           Payment
--------------------------------------------------------------------------------

        5             18.12               18             6.20
        6             15.35               19             5.97
        7             13.38               20             5.75
        8             11.90               21             5.56
        9             10.75               22             5.39
       10              9.83               23             5.24
       11              9.09               24             5.09
       12              8.46               25             4.96
       13              7.94               26             4.84
       14              7.49               27             4.73
       15              7.10               28             4.63
       16              6.76               29             4.53
       17              6.47               30             4.45
--------------------------------------------------------------------------------

                                    OPTION 1

                      Payments for a Stated Period of Time

                    Amount of Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

--------------------------------------------------------------------------------
                      Monthly                           Monthly
      Years           Payment           Years           Payment
--------------------------------------------------------------------------------

        5              18.74              18              6.94
        6              15.99              19              6.71
        7              14.02              20              6.51
        8              12.56              21              6.33
        9              11.42              22              6.17
       10              10.51              23              6.02
       11               9.77              24              5.88
       12               9.16              25              5.76
       13               8.64              26              5.65
       14               8.20              27              5.54
       15               7.82              28              5.45
       16               7.49              29              5.36
       17               7.20              30              5.28
--------------------------------------------------------------------------------

                                    OPTION 2

                                   Life Income

                    Amount of Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

                Payments Guaranteed for a Stated Period of Years

--------------------------------------------------------------------------------
  Adjusted
   Age of     None         5         10         15           20      Cash
  Annuitant                                                         Refund
--------------------------------------------------------------------------------

     50      $ 4.05     $ 4.05     $ 4.03     $ 3.99       $ 3.93   $ 3.89
     51        4.12       4.11       4.09       4.05         3.99     3.94
     52        4.19       4.19       4.16       4.11         4.04     4.00
     53        4.27       4.26       4.23       4.18         4.10     4.06
     54        4.35       4.34       4.31       4.25         4.16     4.12

     55        4.44       4.42       4.39       4.32         4.22     4.19
     56        4.53       4.51       4.47       4.40         4.29     4.26
     57        4.62       4.61       4.56       4.48         4.35     4.33
     58        4.72       4.71       4.65       4.56         4.42     4.41
     59        4.83       4.81       4.75       4.64         4.49     4.49

     60        4.95       4.93       4.86       4.73         4.55     4.57
     61        5.07       5.05       4.97       4.83         4.62     4.66
     62        5.20       5.17       5.08       4.92         4.69     4.76
     63        5.34       5.31       5.20       5.02         4.76     4.85
     64        5.49       5.45       5.33       5.12         4.83     4.96

     65        5.65       5.61       5.47       5.22         4.89     5.06
     66        5.82       5.77       5.61       5.33         4.96     5.18
     67        6.01       5.94       5.75       5.44         5.02     5.30
     68        6.20       6.13       5.91       5.54         5.08     5.42
     69        6.41       6.33       6.07       5.65         5.14     5.56

     70        6.64       6.54       6.23       5.76         5.19     5.70
     71        6.88       6.76       6.41       5.86         5.24     5.84
     72        7.14       7.00       6.59       5.97         5.28     6.00
     73        7.43       7.26       6.77       6.06         5.32     6.16
     74        7.73       7.53       6.96       6.16         5.35     6.33

     75        8.06       7.82       7.14       6.25         5.38     6.51
--------------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 2

                                   Life Income

                    Amount of Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                Payments Guaranteed for a Stated Period of Years

--------------------------------------------------------------------------------
         Adjusted
          Age of      None         5          10         15         20
        Annuitant
--------------------------------------------------------------------------------

            50       $ 4.34     $ 4.34     $ 4.31     $ 4.27     $ 4.22
            51         4.41       4.40       4.38       4.33       4.27
            52         4.48       4.47       4.45       4.40       4.32
            53         4.56       4.55       4.52       4.46       4.38
            54         4.64       4.63       4.59       4.53       4.44

            55         4.72       4.71       4.67       4.60       4.50
            56         4.81       4.80       4.75       4.67       4.56
            57         4.91       4.89       4.84       4.75       4.62
            58         5.01       4.99       4.93       4.83       4.69
            59         5.12       5.10       5.03       4.92       4.75

            60         5.23       5.21       5.13       5.00       4.82
            61         5.36       5.33       5.24       5.09       4.88
            62         5.49       5.45       5.35       5.19       4.95
            63         5.63       5.59       5.47       5.28       5.02
            64         5.78       5.73       5.60       5.38       5.08

            65         5.94       5.89       5.73       5.48       5.15
            66         6.11       6.05       5.87       5.58       5.21
            67         6.29       6.22       6.02       5.69       5.27
            68         6.49       6.41       6.17       5.79       5.33
            69         6.70       6.60       6.33       5.90       5.38

            70         6.92       6.81       6.49       6.00       5.43
            71         7.17       7.04       6.66       6.10       5.48
            72         7.43       7.27       6.84       6.20       5.52
            73         7.71       7.53       7.02       6.30       5.55
            74         8.02       7.80       7.20       6.39       5.59

            75         8.35       8.08       7.38       6.48       5.62
--------------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 2

                                   Life Income

                    Amount of Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

                Payments Guaranteed for a Stated Period of Years

--------------------------------------------------------------------------------
         Adjusted
          Age of       None        5          10         15         20
        Annuitant
--------------------------------------------------------------------------------

            50       $ 5.26     $ 5.25     $ 5.22     $ 5.17     $ 5.11
            51         5.33       5.32       5.28       5.23       5.15
            52         5.40       5.38       5.34       5.29       5.20
            53         5.47       5.45       5.41       5.35       5.26
            54         5.54       5.53       5.48       5.41       5.31

            55         5.63       5.61       5.56       5.47       5.36
            56         5.71       5.69       5.63       5.54       5.42
            57         5.80       5.78       5.72       5.61       5.47
            58         5.90       5.88       5.81       5.69       5.53
            59         6.01       5.98       5.90       5.77       5.59

            60         6.12       6.09       6.00       5.85       5.65
            61         6.24       6.21       6.10       5.93       5.71
            62         6.37       6.33       6.21       6.02       5.77
            63         6.51       6.46       6.33       6.11       5.83
            64         6.66       6.60       6.45       6.20       5.89

            65         6.82       6.75       6.57       6.30       5.95
            66         6.99       6.91       6.71       6.39       6.01
            67         7.17       7.08       6.85       6.49       6.06
            68         7.36       7.27       6.99       6.59       6.12
            69         7.57       7.46       7.15       6.69       6.17

            70         7.80       7.67       7.30       6.78       6.21
            71         8.05       7.89       7.47       6.88       6.25
            72         8.31       8.13       7.64       6.97       6.29
            73         8.59       8.38       7.81       7.06       6.33
            74         8.90       8.64       7.99       7.15       6.36

            75         9.23       8.93       8.16       7.23       6.38
--------------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                         Life Income for Two Annuitants

                    Amount of Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

-------------------------------------------------------------------------------------------
     Adjusted Ages
----------------------                                     Option 3d
              Second                                        10 Years
 Annuitant   Annuitant  Option 3a   Option 3b  Option 3c   Guaranteed  Option 3e  Option 3f
-------------------------------------------------------------------------------------------
     55          50      $ 3.69      $ 4.05     $ 4.27      $ 3.69      $ 4.03     $ 3.69
     55          55        3.88        4.25       4.47        3.87        4.14       3.87
     55          60        3.99        4.44       4.71        3.98        4.20       3.98

     60          55        3.99        4.44       4.71        3.98        4.42       3.98
     60          60        4.24        4.71       4.99        4.23        4.57       4.23
     60          65        4.38        4.97       5.32        4.38        4.65       4.38

     65          60        4.38        4.97       5.32        4.38        4.93       4.38
     65          65        4.72        5.33       5.70        4.71        5.14       4.72
     65          70        4.93        5.68       6.15        4.91        5.27       4.91

     70          65        4.93        5.68       6.15        4.91        5.66       4.91
     70          70        5.40        6.21       6.70        5.36        5.96       5.38
     70          75        5.69        6.68       7.32        5.62        6.13       5.66

     75          70        5.69        6.68       7.32        5.62        6.67       5.66
     75          75        6.37        7.45       8.15        6.23        7.12       6.33
     75          80        6.78        8.11       8.99        6.54        7.36       6.71
-------------------------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                         Life Income for Two Annuitants

                    Amount of Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

--------------------------------------------------------------------------------
     Adjusted Ages
----------------------                                     Option 3d
              Second                                        10 Years
 Annuitant   Annuitant   Option 3a   Option 3b  Option 3c  Guaranteed  Option 3e
--------------------------------------------------------------------------------

     55          50       $ 3.97      $ 4.35     $ 4.56      $ 3.97     $ 4.31
     55          55         4.16        4.54       4.76        4.15       4.42
     55          60         4.27        4.73       5.00        4.26       4.48

     60          55         4.27        4.73       5.00        4.26       4.70
     60          60         4.51        4.99       5.27        4.50       4.84
     60          65         4.66        5.25       5.61        4.65       4.93

     65          60         4.66        5.25       5.61        4.65       5.22
     65          65         4.99        5.61       5.99        4.98       5.42
     65          70         5.19        5.97       6.44        5.17       5.54

     70          65         5.19        5.97       6.44        5.17       5.93
     70          70         5.67        6.49       6.99        5.62       6.23
     70          75         5.95        6.96       7.61        5.87       6.40

     75          70         5.95        6.96       7.61        5.87       6.95
     75          75         6.64        7.73       8.43        6.48       7.40
     75          80         7.04        8.39       9.29        6.79       7.64
--------------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                         Life Income for Two Annuitants

                    Amount of Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

--------------------------------------------------------------------------------
     Adjusted Ages
----------------------                                     Option 3d
              Second                                        10 Years
 Annuitant   Annuitant   Option 3a   Option 3b  Option 3c  Guaranteed  Option 3e
--------------------------------------------------------------------------------

     55          50       $ 4.88      $ 5.26     $ 5.48      $ 4.88     $ 5.23
     55          55         5.04        5.44       5.66        5.04       5.32
     55          60         5.15        5.63       5.91        5.14       5.38

     60          55         5.15        5.63       5.91        5.14       5.59
     60          60         5.37        5.87       6.16        5.37       5.72
     60          65         5.52        6.14       6.51        5.51       5.80

     65          60         5.52        6.14       6.51        5.51       6.10
     65          65         5.83        6.49       6.87        5.82       6.29
     65          70         6.04        6.84       7.34        6.00       6.41

     70          65         6.04        6.84       7.34        6.00       6.81
     70          70         6.49        7.35       7.87        6.44       7.08
     70          75         6.77        7.84       8.51        6.68       7.25

     75          70         6.77        7.84       8.51        6.68       7.81
     75          75         7.45        8.60       9.33        7.27       8.25
     75          80         7.86        9.28      10.20        7.57       8.49
--------------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

--------------------------------------------------------------------------------

                    Aetna Life Insurance and Annuity Company
                       Home Office: 151 Farmington Avenue
                           Hartford, Connecticut 06156
                                 (800) 525-4225

                       Group Combination Annuity Contract
                                Nonparticipating

--------------------------------------------------------------------------------

ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP ANNUITY CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THIS CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.

G-CDA-96(ORP)